UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 31, 2008
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

60 Corporate Woods, Rochester, New York 14623

(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 1, 2008, Steven L. Fingerhood was appointed to serve on the Board of Directors of Harris Interactive Inc. (the “Company”). Mr. Fingerhood will serve as a Class III Director with a term expiring at the 2008 annual meeting of stockholders or until his successor is duly elected and qualified. He is expected to serve on the Compensation Committee, the Nominating and Governance Committee and the Acquisitions Committee.
In connection with his appointment, Mr. Fingerhood will be eligible to receive a pro-rated portion of the annual compensation provided by the Company to all non-employee directors, consisting of a cash retainer and a grant of restricted stock under the Company’s 2007 Long Term Incentive Plan.
A copy of the Company’s press release announcing Mr. Fingerhood’s election to the Board of Directors is filed as Exhibit 99.1 to this
Form 8-K and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Press Release issued by the Company on March 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)

By:	/s/ Ronald E. Salluzzo

Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer
(Principal Financial Officer)
Date: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company on March 31, 2008